JEAN-MARC BELLAICHE
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

(a) CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

(b) DESIGNATION OF AGENTS: Know all by these presents, that the undersigned hereby constitutes and appoints each of:

Leigh M. Harlan
50 Murray Street
Apt. 2112
New York, New York 10007; and

Robyn M. Wapner
422 Berkshire Road
Ridgewood, New Jersey 07450; and

Ewa M. Abrams
5 Wedgewood Court
Great Neck, New York 11023; and

John C. Duffy
203 West 81st Street
Apt. 4F
New York, New York 10024

or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact.

My agents may act SEPARATELY.

(c) This POWER OF ATTORNEY shall not be affected by my subsequent incapacity unless I have stated otherwise below, under “Modifications.”

(d) This POWER OF ATTORNEY DOES NOT REVOKE any and all prior Powers of Attorney executed by me as set forth below, under paragraph (f) “Modifications.”

(e) GRANT OF AUTHORITY: The undersigned hereby grants authority to his / her agents with respect to the following subjects:

(1)    prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)    execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Tiffany & Co. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form, amendment or report, and timely file such form, amendment or report with the SEC and any stock exchange or similar authority; and

(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

(f) MODIFICATIONS: The execution of this Power of Attorney shall not serve to revoke any other Power of Attorney previously executed in or out of the State of New York by the undersigned principal. The execution of any subsequent Power of Attorney, whether executed in or out of the State of New York shall not serve to revoke this Power of Attorney executed by the undersigned principal.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 with respect to the undersigned’s holdings of an transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

(g) ACCEPTANCE BY THIRD PARTIES: The undersigned hereby agrees to indemnify the third party for any claims that may arise against the third party because of reliance on this Power of Attorney. The undersigned understands that any termination of this Power of Attorney, whether the results of the undersigned’s revocation of the Power of Attorney or otherwise, is not effective as to a third party until the third party has actual notice of knowledge of the termination.

(h) TERMINATION: This Power of Attorney continues until the undersigned revokes it or it is terminated by the undersigned’s death or other event described in Section 5-1511 of the New York General Obligations Law. The undersigned acknowledges that Section 5-1511 of the General Obligations Law describes the manner in Power of Attorney may be revoked and the events which terminate Powers of Attorney.

(i) SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of April, 2015.

/s/ Jean-Marc Bellaiche
________________________________________
Signature of Principal

Name: Jean-Marc Bellaiche

State of New York

County of New York

I, Naina L. Rasheed, a Notary Public of the State of New York, hereby certify that on this 1st day of April, 2015, before me personally appeared Jean-Marc Bellaiche, who is known to me and who signed the foregoing instrument.

/s/ Naina L. Rasheed
______________________________________
Notarial Seal
Notary Public
Naina L. Rasheed
Notary Public, State of New York
Registration No. 01RA6001489
Qualified in Nassau County
Certificate filed in New York County
My Commission Expires January 12, 2018

(i) IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest.

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record of all receipts, payments, and transactions conducted for the principal; and

(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

We, Leigh M. Harlan, Robyn M. Wapner, Ewa M. Abrams, and John C. Duffy, individually, have read the foregoing Power of Attorney. We are each individually the persons identified therein as agents for the principal named therein.

/s/ Leigh M. Harlan	/s/ Robyn M. Wapner
By: Leigh M. Harlan	By: Robyn M. Wapner

/s/ Ewa M. Abrams	/s/ John C. Duffy
By: Ewa M. Abrams	By: John C. Duffy

State of New York

County of New York

I, Naina L. Rasheed, a Notary Public of the State of New York, hereby certify that on this 2nd day of April, 2015, before me personally appeared Leigh M. Harlan, Robyn M. Wapner, Ewa M. Abrams, and John C. Duffy, individually who are known to me and who signed the foregoing instrument.

/s/ Naina L. Rasheed
______________________________________
Notarial Seal
Notary Public
Naina L. Rasheed
Notary Public, State of New York
Registration No. 01RA6001489
Qualified in Nassau County
Certificate filed in New York County
My Commission Expires January 12, 2018